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                                                                   EXHIBIT 10.11

                              DATE MARCH 27, 1996

                            OCULAR SCIENCES LIMITED

                                     -and-

                                  JOHN LILLEY




                            -----------------------
                               SERVICE AGREEMENT
                            -----------------------


                           Bristows Cocke & Carpunzel
                            10 Lincoln's Inn Fields
                                     London
                                    WC2A 3BP
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                               SERVICE AGREEMENT

DATE 03/27, 1996

PARTIES:

(1) OCULAR SCIENCES LIMITED whose registered office is at 1 Yeoman Park, Test Lane, Nursling, Southampton S0169TX ("the Company"); and

(2) JOHN LILLEY of Heath House, Lynn Road, Hillington, Kings Lyon, PE31 6B2 ("the Employee")

1.      INTERPRETATION

        1.1  In this Agreement:-

        "Board" means the board of Directors of the Company or any authorised committee of such board;

        "Confidential Information"      means all information (whether recorded
                                        or not, and, if recorded, in whatever
                                        form, on whatever media and by so
                                        whomsoever recorded) relating to all or
                                        any part of the business, assets,
                                        activities, proposals, strategies,
                                        services, financial affairs, processes,
                                        products, suppliers, management or
                                        administration of the Company or any
                                        Group Company which is considered by the company or any Group Company in its total discretion to be confidential including any information confidential to a third party to




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                                        which the Employee may have access
                                        during his employment;

        "Group Company"                 means any company which is at, or at any
                                        time after, the date of this Agreement,
                                        a subsidiary or a holding company of the Company or any other subsidiary of any such company as such terms are defined in section 736 of the Companies Act 1985 including but not limited to OSI
                                        Corporation, a California Corporation;

        "Intellectual Property"         means inventions, discoveries, designs
                                        and improvements of any nature
                                        whatsoever, trade marks, works in which
                                        copyright does or may subsist;


1.2 References in this Agreement to the singular include the plural and vice versa.

2.      EMPLOYMENT

        2.1 The Company employes the Employee and the Employee shall serve as a director and chief executive of the Company and shall serve OSI Corporation as Vice President of Manufacturing (UK and Puerto Rico) and of the Process Development Group upon the terms and conditions set out in this Agreement.

        2.2 The employment of the Employee shall commence immediately after termination of the Employee's employment with his previous employer. This employment is not continuous with any previous employment of the Employee. The employment shall continue (subject to the provisions of Clause 15) and unless and until either party serve on the other 12 months' notice




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                of termination. The Company reserves the right to make a payment in lieu of notice.

        2.3 The Employee's normal retirement date shall be his 65th birthday. The Company's right to terminate his employment upon the last day of the calendar month in which such birthday falls shall be at its total discretion.

        2.4 The Employee warrants to the Company that in entering into and performing his obligations under this Agreement he will not be in breach of any terms and conditions (whether express or implied) of any former employment or of any other obligations binding upon him.

3.      DUTIES

        3.1 The Employee shall during his employment perform the duties and exercise the powers required of him and commensurate with his job title and described in Clause 2.1 above and as otherwise assigned to him by the Board and generally shall serve the company and OSI Corporations well and faithfully using his best endeavours to promote and develop their interests and goodwill. The Employee shall, unless prevented by ill-health or incapacity, devote to his duties the whole of his time, attention and abilities.

        3.2 The Employee shall report to the President of OSI Corporation from time to time or his nominated deputy. The Employee shall be based at the Company's Hampshire office but will be required to work from time to time at OSI Corporation's plant in Puerto Rico. The Employee will also be required to travel from time to time in the discharge of his duties.

        3.3 The Employee shall not without the prior written consent of the Company be directly or indirectly engaged or interested in any other business, trade, vocation or employment or hold any employment or other office in any


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                company other than the Company or any Group Company.
                Notwithstanding this the Employee shall be entitled during the course of his employment (for passive investment purposes only) to hold or be interested in securities representing not more than five percent of the issued securities of any class of a company any part of whose share or loan capital is quoted or dealt with on the Stock Exchange or the Unlisted Securities Market or any recognized investments exchange.

4.      REMUNERATION

        4.1 The Company shall pay to the Employee during the term of his employment a salary at the rate of [Pounds]95,000.00 (ninety-five thousand pounds) per annum less deduction for PAYE Income Tax and National Insurance Contributions and any other deductions which the Company is required by law to make. Such salary shall be deemed to accrue from day to day and shall be paid in equal monthly instalments in arrears on the last day of each month or the first working day after that and shall be inclusive of any Employee's or other officer's fees payable to the Employee.

        4.2 The salary referred to in Clause 4.1 shall be reviewed every year on or about 1st January but the Company undertakes no commitment to increase it as a result of any such review.

5.      BONUS

        The Employee may be awarded an annual bonus up to a maximum of 40% of basic salary on an annual basis at the total discretion of the Company and OSI Corporation based on manufacturing goals and objectives and OSI Corporation goals and objectives which will be outlined to the Employee at the start of each fiscal year. The first year of employment shall be a "partial fiscal year" in which objectives will be established within 60 days of the Employee's start date. The bonus for the partial


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        fiscal year shall be pro rated as a percentage of the total year multiplied by the bonus plan.

6.      STOCK OPTIONS
        -------------

        Participation in OSI Corporation Stock Option Plan will be at the discretion of the Company and/or OSI Corporation and will be dealt with separately.

7.      EXPENSES
        --------

        The Company shall by way of reimbursement pay or procure to be paid to the Employee all reasonable traveling, hotel and other expenses wholly exclusively and necessarily incurred by him or about the performance of his duties under this Agreement PROVIDED THAT the Employee provides reasonable evidence of such expenditure if required by the Company in accordance with the Company's travel policies.

8.      COMPANY CAR
        -----------

        8.1 The Company will supply the Employee with a motor car for his use both on the business of the Company and for reasonable private use. The car will be of a maximum contract hire cost of $11,500 per annum (including maintenance) based on a three year term and an annual mileage of 15,000. The Company shall pay all expenses of repairing, maintaining, servicing and operating the Employee's car.

        8.2 The Employee's use of the car shall be governed by the Company's car scheme. In particular he shall take good care of the car and ensure that the provisions and conditions of any insurance policy relating to it are observed and he shall return the car and its keys to the Company at the address shown in this Agreement (or any other place the Company may reasonably nominate)



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                immediately upon request or on the termination of this
                employment however arising.

 9.     PENSIONS AND OTHER BENEFITS

        The Company will contribute to a personal pension scheme (approved by the Inland Revenue) of the Employee's choice a sum equal to 25% of the Employee's basic salary per annum.

10.     HOLIDAYS

        10.1 The holiday year operates from January 1st to December 31st and the Employee's entitlement will be 25 days per annum. For each incomplete year, holiday will be pro-rata. 5 days holiday may be carried forward, at the discretion of the President.

        10.2 Should the Employee leave the Company during the year (other than for reasons of misconduct), the Employee will receive payment of any outstanding holiday entitlement for each full calendar month worked. If, however, the Employee has taken more holiday than his accrued entitlement, an appropriate deduction will be made from the final payment.

11.     INCAPACITY

        If the Employee is prevented by illness or other like cause from attending to his duties he shall be entitled to continue to receive his salary from up to 26 weeks in each calendar year. Any sick pay for absences in excess of this period shall be purely at the discretion of the Company. This shall not affect the Employee's entitlement to statutory sick pay in accordance with the Company's Employees handbook.





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12.     INTELLECTUAL PROPERTY

        12.1 If the Employee in the course of or connected with his employment by the Company (whether alone or in conjunction with any other employee or agent of the Company) shall create, make or discover any Intellectual Property or make any improvement upon or derivation from any existing work, whether or not the Intellectual Property has, or is capable of, patent, registered design, copyright, design right or other like protection, the Employee shall

                12.1.1 immediately disclose full details of such Intellectual Property (including without limitation data, technical information, formulae, computer programs and preparatory design materials) to the Company, and

                12.1.2 at the Company's expense do all such acts and execute all such documents as may be necessary to vest all rights in or relating to any such Intellectual Property in the name of the Company with the intention that all such rights shall (subject, in relation to patents to any applicable provisions of the Patents Act 1977) become the absolute property of the Company or its nominee.

        12.2 The Employee hereby waives any Moral Rights which may arise in relation to such Intellectual Property by virtue of the Copyright Designs and Patents Act 1988 or other similar legislation.

13.     CONFIDENTIALITY AND RELATED MATTERS

        13.1 The Employee shall not, except in the proper performance of his duties to both the Company or any Group Company, or in pursuance of any obligation arising from any statutory enactment or order of a competent court or tribunal during the period of this Agreement or at any time after its termination (however



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                arising) directly or indirectly make use of or divulge or
                communicate to any third party any of the Confidential Information of which he may have become possessed during his employment save to the extent that any such information may be in the public domain (other than as a result of any breach of this Agreement by the Employee).

        13.2 All materials, documents (including copies), disks, tapes and other material (in whatever medium) held by the Employer containing or referring to Confidential Information or relating to the affairs and business of the Company or any Group Company shall be the property of the Company or the relevant Group Company and shall be delivered by him to the Company upon request by the Company and, in any event, upon the termination of this employment however arising.

14.     RESTRICTIONS

        14.1 The parties acknowledge that prior to his employment under this Agreement, the Employee has not previously worked for any company or undertaking nor been otherwise involved in such company or undertaking involved in or advising on the manufacture of contact lenses by a cast moulding process. The parties further acknowledge that in view of the technical sensitivity and commercial value of the technology the subject matter of the Employee's employment under this Agreement, it is appropriate and necessary for the following covenants to be provided for the protection of the business of the Company and any Group Company.

        14.2 For the purposes of this Clause the following expressions shall have the following meanings:-

                14.2.1  "Competing Business" means any person, form or corporate body involved in the manufacture of
                                             contact




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                                             lenses by a technique involving a
                                             case moulding process;

               14.2.2  "Date of Termination" means the date upon which the employment terminates for whatever
                                             reason;

        14.3 The Employee will not without the prior written consent of the Company (such consent only to be withheld so far as may reasonably be necessary to protect the legitimate business interest of the Company) during his employment or for a period of 12 months from the Date of Termination assist, work for or otherwise operate on behalf or for the benefit of any Competing Business whether such activity be as employee, consultant, adviser, shareholder, principal, agent, director or otherwise howsoever, whether or not for financial reward. This restriction shall be without prejudice to the obligations of the Employee pursuant to the provisions of Clause 13 hereof.

15.     TERMINATION OF EMPLOYMENT AND CONSEQUENCES
        ------------------------------------------

        15.1 The employment of the Employee may be terminated by the Company without notice or payment in lieu of notice and without liability for compensation or damages;

                15.1.1 if the Employee is guilty of any gross default or misconduct in connection with or affecting the business of the Company or any Group Company;

                15.1.2 in the event of any serious or repeated breach or non-observance by the Employee of any stipulations contained or referred to in this Agreement;



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        15.1.3  if the Employee is of convicted of any criminal offence (other than an offence under road traffic legislation in the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed);

        15.1.4 if the Employee shall have been guilty of any other conduct likely or intending to bring the Company or any Group Company into disrepute;

        15.1.5 if the Employee become bankrupt or makes any composition or enters into any deed of arrangement with his creditors;

        15.1.6 if the Employee shall become of unsound mind or a patient under the Mental Health Act 1983.

15.2    In the event of termination of this employment for whatever reason:

        15.2.1 the Employee shall at the request of the Company at any time thereafter immediately resign from any office of the Company or Group Company which he holds without claim for compensation and in the event of his failure so to do the Company is irrevocably authorized to appoint some person in his name and on his behalf to sign and deliver such resignation;

        15.2.2 the Employee shall not, without the consent of the Company at any time thereafter represent himself to be connected with the Company or any Group Company.





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16.     DISCIPLINARY RULES AND GRIEVANCE PROCEDURES

        16.1 The disciplinary rules for the Company's staff are set out in the Company's staff handbook. The extent to which these apply to the Employees of the seniority of the Employees is entirely at the Company's discretion.

        16.2 If the Employee has any grievance relating to his employment he should raise this with the President who will then endeavour to resolve the matter as quickly as possible.

17.     CHOICE OF LAW AND ARBITRATION

        17.1 The Employment of the Employee by the Company is governed by and shall be construed in accordance with the laws of England.

        17.2 The relationship between the Employee and OSI Corporation arising from his officership of OSI Corporation as referred to in Clause 2.1 above shall be governed by and construed in accordance with the laws of the State of California, United States of America.

        17.3    The parties hereby submit to the jurisdiction of the English
                Courts.


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Signed by the parties on the date appearing at the beginning of this Agreement.


SIGNED by                               )
duly authorised for and on behalf of    )
OCULAR SCIENCES LIMITED                 )       /s/ JOHN D. FRUTH
in the presence of-



SIGNED by JOHN LILLEY                   )       /s/ JOHN LILLEY
in the presence of-                     )       /s/ D.E. DUNNE



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